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                                                                    Exhibit 23.1

PETERSON SULLIVAN PLLC
601 UNION STREET   SUITE 2300   SEATTLE WA 98101 (206) 382-7777   FAX 382-7700
                                                CERTIFIED  PUBLIC  ACCOUNTANTS










                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, with respect to our audits of the consolidated financial statements of Mercer International, Inc. included in the Form 10-K of Mercer International, Inc. for the year ended December 31, 2002, incorporated by reference into Amendment No. 1 to the Registration Statement (Form S-3) (File No. 333-111118) and related prospectus of Mercer International, Inc. for the registration of 8.5% Convertible Senior Subordinated Notes due 2010 and shares of beneficial interest issuable upon conversion of the notes.


/s/ Peterson Sullivan PLLC



January 29, 2004
Seattle, Washington